SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  November 20, 1995

Exact name of Registrant
 as specified in its charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  8200 West Brown Deer Road
                                        Suite 200
                                        Milwaukee, WI  53223

Registrant's Telephone Number, Including Area Code:  (414) 355-0037

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 20, 1995, C&L Acquisition Corporation, a subsidiary of the Registrant's subsidiary, C&L Communications, Inc. ("C&L"), acquired 80% of the common stock of Valley Communications, Inc. ("Valley") from Henry P. Mutz, Christopher M. O'Connor and Kenneth R. Hurst for approximately $4,000,000 and future consideration contingent on Valley attaining defined levels of pre tax earnings in specified time periods through March 2001. Valley is one of the largest network installation and service companies in California. Funds for the acquisition will be obtained from C&L's revolving line of credit with Sanwa Business Credit Corporation.
In addition, Valley's minority shareholders will finance through October 2000 up to $1 million of the purchase price at a rate of 10% per annum.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of businesses acquired.

              It is impracticable to provide the required financial information at the time of the filing of this report. The required financial information will be filed within 60 days.

         (b)  Pro Forma Financial Information.

              It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within 60 days.

         (c)  Exhibits

              99.1  Press release dated November 30, 1995.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 THE DIANA CORPORATION
                                      (Registrant)


                                 /s/ R. Scott Miswald
                                     Vice President and Treasurer

Date:  December 5, 1995